UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 22, 2005

WELLS FARGO & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-2979	No. 41-0449260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Montgomery Street, San Francisco, California 94104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 1-800-292-9932

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 22, 2005, the Human Resources Committee of the Company’s Board of Directors approved incentive compensation awards to be paid under the Company’s Performance-Based Compensation Policy to the Company’s chief executive officer and the Company’s four highest paid executive officers other than the chief executive officer (together with the chief executive officer, the “Named Executive Officers”) for the year ended December 31, 2004. The following table shows the amounts of these awards, together with the base salaries of the Named Executive Officers for the 12-month period beginning March 1, 2005.

	Cash Bonus	Base Salary
Richard M. Kovacevich	$7,500,000	$995,000
David A. Hoyt	2,750,000	550,000
Mark C. Oman	2,500,000	550,000
John G. Stumpf	2,375,000	550,000
Howard I. Atkins	2,200,000	550,000

Also on February 22, 2005, the Committee approved grants of stock options to each of the Named Executive Officers pursuant to the Company’s Long-Term Incentive Compensation Plan and the form of Non-Qualified Stock Option Agreement filed as Exhibit 10 hereto and incorporated herein by reference, as follows: Richard M. Kovacevich – 830,000 shares; David A. Hoyt – 298,510 shares; Mark C. Oman – 298,510 shares; John G. Stumpf – 298,510 shares; and Howard I. Atkins – 232,180 shares.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10	Form of Non-Qualified Stock Option Agreement for February 22, 2005 grants to executive officers, filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 28, 2005	WELLS FARGO & COMPANY

	By:	/s/ Patricia R. Callahan
Patricia R. Callahan
Executive Vice President